CONTACT:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JULY 28, 2008

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2008 EARNINGS

Highlights

▪	Net interest margin maintained at 3.92% compared to 4.02% in second quarter 2007
▪	Average earning assets increased $199.7 million or 7% over second quarter 2007
▪	Income from continuing operations increased $66,000 or 1% over second quarter 2007
▪	Diluted EPS from continuing operations improved to $0.29 per share compared to $0.28 for second quarter 2007

	Quarters Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income (in millions)	$4.7	$6.2	$11.0	$12.0
Income from continuing operations (in millions)	4.7	4.6	11.0	10.3
Diluted earnings per share	0.29	0.37	0.67	0.72
Diluted earnings per share from continuing operations	0.29	0.28	0.67	0.62

Return on average assets	0.56%	0.79%	0.67%	0.77%
Return on average equity	8.08	11.72	9.40	11.45
Net interest margin	3.92	4.02	3.90	4.03

“In the most difficult banking environment we’ve seen in years, Heartland showed year-over-year improvement in income from continuing operations and earnings per share from continuing operations for the second quarter of 2008. Equally significant is the maintenance of our margin at 3.92%, making four straight quarters at or near this level. Nevertheless, nonperforming loans present an obstacle to current and future earnings.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, July 28, 2008—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported earnings for the second quarter of 2008. Net income was $4.7 million, or $0.29 per diluted share, for the quarter ended June 30, 2008, compared to $6.2 million, or $0.37 per diluted share, earned during the second quarter of 2007. Return on average equity was 8.08 percent and return on average assets was 0.56 percent for the second quarter of 2008, compared to 11.72 percent and 0.79 percent, respectively, for the same quarter in 2007.

Net income recorded for the first six months of 2008 was $11.0 million, or $0.67 per diluted share, compared to $12.0 million, or $0.72 per diluted share, recorded during the first six months of 2007. Return on average equity was 9.40 percent and return on average assets was 0.67 percent for the first six months of 2008, compared to 11.45 percent and 0.77 percent, respectively, for the same period in 2007.

The 2007 results were impacted by the sale of Rocky Mountain Bank’s branch banking office in Broadus, Montana, which was completed on June 22, 2007. Included in the sale were $20.9 million of loans and $30.2 million of deposits. The results of operations of the branch are reflected on the income statement as discontinued operations for the prior periods reported. During the second quarter of 2007, income from discontinued operations included a $2.4 million pre-tax gain recorded as a result of the sale of the Broadus branch.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “In the most difficult banking environment we’ve seen in years, Heartland showed year-over-year improvement in income from continuing operations and earnings per share from continuing operations for the second quarter of 2008. Equally significant is the maintenance of our margin at 3.92%, making four straight quarters at or near this level. Nevertheless, nonperforming loans present an obstacle to current and future earnings.”

Income from continuing operations was $4.7 million, or $0.29 per diluted share, during the second quarter of 2008 compared to $4.6 million, or $0.28 per diluted share, during the second quarter of 2007. During both years, earnings from continuing operations were significantly impacted by the provision for loan losses, which was $5.4 million during the second quarter of 2008 and $4.3 million during the second quarter of 2007. These increases were due, in large part, to charge-offs of $2.0 million on one credit at Arizona Bank & Trust during 2008 and $1.6 million on one credit at Galena State Bank during 2007. The quarterly performance during 2008 was positively affected by increased net interest income, growth in noninterest income and slower growth in noninterest expense.

For the six months ended June 30, 2008, income from continuing operations was $11.0 million, or $0.67 per diluted share, an increase of $685,000 or 7 percent over the $10.3 million, or $0.62 per diluted share, earned during the same period in 2007. The provision for loan losses for the six-month comparative period was $7.1 million during 2008 compared to $6.2 million during 2007. In addition to the significant charge-offs during the second quarters of both years, the provision for loan losses increased as a result of loan growth, an increase in nonperforming loans and the impact historical losses have on the calculation of the adequacy of Heartland’s allowance for loan and lease losses.

Net Interest Margin Sustained; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.92 percent during the second quarter of 2008 compared to 4.02 percent for the second quarter of 2007. For the six-month periods ended on June 30, net interest margin, expressed as a percentage of average earning assets, was 3.90 percent during 2008 and 4.03 percent during 2007. Affecting the net interest margin throughout the second half of 2007 and first six months of 2008 was the impact of foregone interest on Heartland’s nonperforming loans, which had balances of $42.9 million at June 30, 2008, compared to $31.8 million at year-end 2007 and $19.1 million at June 30, 2007. Additionally, early in the third quarter of 2007, a $20.5 million investment was made in bank owned life insurance upon which interest expense associated with the funding of this investment is reflected in net interest margin while the corresponding earnings on this investment are recorded as noninterest income.

Fuller said, “Net interest margin is up a bit from the first quarter, indicating that our pricing discipline and strategies are producing the desired results. Achievement of our number one priority, a reduction in nonperforming loans, will have a positive effect on our net interest margin.”

Net interest income on a tax-equivalent basis totaled $29.8 million during the second quarter of 2008, an increase of $1.2 million or 4 percent from the $28.6 million recorded during the second quarter of 2007. For the six-month period during 2008, net interest income on a tax-equivalent basis was $58.5 million, an increase of $2.0 million or 4 percent from the $56.5 million recorded during the first six months of 2007. These increases occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest bearing assets. Also contributing to these increases was the $199.7 million or 7 percent growth in average earning assets during the second quarter of 2008 compared to the same quarter in 2007 and the $191.9 million or 7 percent growth in average earning assets during the first six months of 2008 compared to the same six months of 2007.

On a tax-equivalent basis, interest income in the second quarter of 2008 totaled $51.1 million compared to $55.4 million in the second quarter of 2007, a decrease of $4.3 million or 8 percent. For the first six months of 2008, interest income on a tax-equivalent basis decreased $5.3 million or 5 percent over the same period in 2007. Nearly half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 8.25% for the first six months of 2007. During the first six months of 2008, the national prime interest rate decreased 225 basis points, ranging from 7.25% on January 1, 2008, to 5.00% on June 30, 2008.

Interest expense for the second quarter of 2008 was $21.3 million compared to $26.7 million in the second quarter of 2007, a decrease of $5.4 million or 20 percent. On a six-month comparative basis, interest expense decreased $7.3 million or 14 percent. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during the first six months of 2008 compared to the first six months of 2007. Approximately 51 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 3.84 percent.

Fuller commented, “We have seen a favorable effect on our deposit costs as higher rate certificates of deposit matured and repriced into lower rates. At this juncture, however, we are beginning to see the opportunity to lock in some longer term maturities in anticipation of higher rates over the next three years.”

Noninterest Income Rises; Growth in Noninterest Expense Stabilizes

Noninterest income increased by $225,000 or 3 percent during the second quarter of 2008 compared to the same quarter in 2007. The categories experiencing the largest increases for the comparative quarters were loan servicing income and securities gains. For the first six months of 2008, noninterest income increased $1.1 million or 7 percent over the same period in 2007, primarily from loan servicing income, brokerage and insurance commissions and securities gains. For both comparative periods, the improvements in the aforementioned categories were partially offset by increased losses on trading account securities and reduced gains on sale of loans.

Commenting on noninterest income, Fuller stated, “Most sources of noninterest income are performing well in 2008. We are pleased that income from our Wealth Management Group and brokerage unit continue to make healthy contributions.”

For the second quarter of 2008, noninterest expense increased $509,000 or 2 percent from the same period in 2007. The largest component of noninterest expense, salaries and employee benefits, increased $456,000 or 3 percent during the second quarter of 2008 compared to the second quarter of 2007. For the six-month period ended June 30, 2008, noninterest expense increased $1.9 million or 4 percent when compared to the same six-month period in 2007. Again, the largest component of noninterest expense, salaries and employee benefits, grew by $1.1 million or 4 percent during this six-month comparative period. Total full-time equivalent employees were 1,002 at June 30, 2008, compared to 1,004 at June 30, 2007. Occupancy expense increased during the quarter and six-month comparative periods, primarily as a result of the opening of six new banking offices during 2007 and the 2008 opening of Heartland’s 10th bank subsidiary, Minnesota Bank & Trust. The other category of noninterest expense that increased significantly during the 2008 quarter and six-month period was outside services, resulting primarily from additional FDIC assessments as a majority of the FDIC credits at Heartland’s bank subsidiaries were utilized during 2007.

In reference to Heartland’s expansion efforts, Fuller said, “We have purposefully slowed the pace of new office expansion this year, with one new location scheduled to open in Albuquerque in the third quarter. However, given the difficulty many banks are experiencing in the present environment, we are beginning to see attractive acquisition opportunities. In this regard, we will focus our attention on existing Heartland markets where we can achieve efficiencies and grow market share while providing more convenience to our current clients.”

Heartland’s effective tax rate was 27.03 percent for the first six months of 2008 compared to 31.83 percent for the first six months of 2007.  The decrease in Heartland’s effective tax rate during the first six months of 2008 resulted primarily from $170,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interest in a limited liability company that owns a certified historic structure and also from $225,000 of additional non-taxable income associated with the increase in the cash surrender value on life insurance policies. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 23.36 percent during the first six months of 2008 compared to 19.57 percent during the same six months of 2007. The tax-equivalent adjustment for this tax-exempt interest income was $1.9 million during the first six months of 2008 compared to $1.8 million during the same six months in 2007.

Loan Growth Picks Up; Growth in Deposits Slows

At June 30, 2008, total assets had increased $114.9 million or 7 percent annualized since year-end 2007. Total loans and leases were nearly $2.30 billion at June 30, 2008, compared to $2.28 billion at year-end 2007, an increase of $15.2 million or 1 percent annualized. Aside from the payoff of one commercial real estate loan totaling $24.3 million, growth in loans totaled $39.5 million or 3 percent annualized since year-end 2007. This growth was distributed among the commercial, agricultural and consumer loan categories at $20.3 million, $14.6 million and $12.7 million, respectively. Loan growth at Summit Bank & Trust comprised $13.7 million of the growth in the commercial and commercial real estate loan category. A majority of the increase in agricultural and agricultural real estate loans occurred at Dubuque Bank and Trust Company. New Mexico Bank & Trust, Rocky Mountain Bank and Citizens Finance Co. were responsible for most of the growth in the consumer loan portfolio.

Total deposits grew to $2.41 billion at June 30, 2008, an increase of $32.6 million or 3 percent annualized since year-end 2007. Growth in deposits was weighted more heavily in Heartland’s Western markets. Demand deposits experienced an increase of $1.6 million or 1 percent annualized since year-end 2007. Savings deposit balances experienced an increase of $39.0 million or 9 percent annualized since year-end 2007 and time deposits, exclusive of brokered deposits, experienced a decrease of $18.6 million or 3 percent annualized since year-end 2007. At June 30, 2008, brokered time deposits totaled $79.5 million or 3 percent of total deposits compared to $69.0 million or 3 percent of total deposits at year-end 2007. A large portion of the growth in savings deposits is attributable to the January introduction of a new retail interest-bearing checking account product and the conversion of several retail repurchase agreement sweep accounts to a new money market sweep product rolled out to business depositors during the second quarter of 2008.

Increase in Nonperforming Loans

The allowance for loan and lease losses at June 30, 2008, was 1.52 percent of loans and 81 percent of nonperforming loans, compared to 1.45 percent of loans and 104 percent of nonperforming loans at December 31, 2007. Additions to the allowance for loan and lease losses were primarily driven by the continued softening of the economy and reduced real estate values, particularly in the Phoenix market. Nonperforming loans were $42.9 million or 1.87 percent of total loans and leases at June 30, 2008, compared to $31.8 million or 1.40 percent of total loans and leases at December 31, 2007. The majority of the $11.1 million increase in nonperforming loans from December 31, 2007, resulted from two large credits originated by Arizona Bank & Trust and Rocky Mountain Bank. Approximately 63 percent, or $26.9 million, of Heartland’s nonperforming loans are to six borrowers, with $13.2 million originated by Arizona Bank & Trust, $7.5 million originated by Wisconsin Community Bank, $4.8 million originated by Rocky Mountain Bank and $1.4 million originated by Summit Bank & Trust. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.4 million at June 30, 2008.

Net charge-offs during the first six months of 2008 were $5.2 million compared to $3.3 million during the first six months of 2007. Net charge-offs at Arizona Bank & Trust comprised $3.4 million or 65 percent of the total net charge-offs for the first six months of 2008. Due to the untimely death of the sole owner of a business in June of 2008 and the filing of Chapter 11 bankruptcy shortly thereafter by the business, the $2.0 million outstanding on a line of credit for working capital was charged-off. Included in the remaining $1.4 million of net charge-offs at Arizona Bank & Trust was $1.2 million on four residential lot loans. Management monitors the loan portfolio of each bank subsidiary and, at this point, does not believe that the increase in nonperforming loans is any indication of a systemic problem but is more likely a result of the continuing shift in the economy in some of Heartland’s markets.

Fuller concluded, “Managing nonperforming loans continues to be our highest priority. We have allocated additional resources and focused our energies in those markets that are the most challenged.  We are hopeful that an improving trend will be evident by year end.”

Conference Call Details

Heartland will host a conference call for investors at 4:00 p.m. EDT today. To participate, dial 800-219-6110 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through August 4, 2008, by dialing 800-405-2236, passcode 11116230, or by logging onto www.htlf.com.

About Heartland Financial USA, Inc.:

Heartland Financial USA, Inc. is a $3.4 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 60 banking locations in 41 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Heartland’s financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions.  Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following:  (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Risk Factors section of its Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007
Interest Income
Interest and fees on loans and leases	$40,555	$47,748	$83,454	$93,306
Interest on securities and other:
Taxable	7,885	5,267	14,500	10,564
Nontaxable	1,679	1,443	3,326	2,901
Interest on federal funds sold	51	-	182	-
Interest on deposits in other financial institutions	2	8	7	18
Total Interest Income	50,172	54,466	101,469	106,789
Interest Expense
Interest on deposits	15,657	19,550	32,753	37,848
Interest on short-term borrowings	1,087	3,970	3,273	7,781
Interest on other borrowings	4,593	3,240	8,870	6,563
Total Interest Expense	21,337	26,760	44,896	52,192
Net Interest Income	28,835	27,706	56,573	54,597
Provision for loan and lease losses	5,369	4,268	7,130	6,194
Net Interest Income After Provision for Loan and Lease Losses	23,466	23,438	49,443	48,403
Noninterest Income
Service charges and fees	2,880	2,855	5,495	5,426
Loan servicing income	1,195	1,040	2,491	2,035
Trust fees	2,068	2,055	4,089	4,176
Brokerage and insurance commissions	883	845	1,775	1,338
Securities gains, net	648	147	1,010	272
Gain (loss) on trading account securities	(227)	46	(434)	87
Impairment loss on equity securities	(30)	-	(116)	-
Gains on sale of loans	480	856	984	1,447
Income on bank owned life insurance	380	317	843	617
Other noninterest income	41	(68)	655	306
Total Noninterest Income	8,318	8,093	16,792	15,704
Noninterest Expense
Salaries and employee benefits	14,666	14,210	29,459	28,379
Occupancy	2,193	2,010	4,537	3,937
Furniture and equipment	1,771	1,779	3,539	3,455
Outside services	2,648	2,368	5,158	4,637
Advertising	1,046	1,039	1,841	1,808
Other intangibles amortization	236	192	472	411
Other noninterest expenses	2,878	3,331	6,196	6,698
Total Noninterest Expense	25,438	24,929	51,202	49,325
Income Before Income Taxes	6,346	6,602	15,033	14,782
Income taxes	1,643	1,965	4,063	4,497
Income From Continuing Operations	4,703	4,637	10,970	10,285
Discontinued Operations
Income from operations of discontinued operations	-	2,565	-	2,756
Income taxes	-	1,017	-	1,085
Income From Discontinued Operations	-	1,548	-	1,671
Net Income	$4,703	$6,185	$10,970	$11,956
Earnings per common share-basic	$0.29	$0.38	$0.67	$0.72
Earnings per common share-diluted	$0.29	$0.37	$0.67	$0.72
Earnings per common share from continuing operations-basic	$0.29	$0.28	$0.67	$0.62
Earnings per common share from continuing operations-diluted	$0.29	$0.28	$0.67	$0.62
Weighted average shares outstanding-basic	16,316,529	16,451,031	16,347,462	16,496,885
Weighted average shares outstanding-diluted	16,388,885	16,644,286	16,413,396	16,699,895

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Interest Income
Interest and fees on loans and leases	$ 40,555	$ 42,899	$ 46,083	$ 47,406	$ 47,748
Interest on securities and other:
Taxable	7,885	6,615	5,927	5,446	5,267
Nontaxable	1,679	1,647	1,665	1,513	1,443
Interest on federal funds sold	51	131	77	310	-
Interest on deposits in other financial institutions	2	5	13	2	8
Total Interest Income	50,172	51,297	53,765	54,677	54,466
Interest Expense
Interest on deposits	15,657	17,096	19,540	20,477	19,550
Interest on short-term borrowings	1,087	2,186	2,748	2,764	3,970
Interest on other borrowings	4,593	4,277	3,971	4,199	3,240
Total Interest Expense	21,337	23,559	26,259	27,440	26,760
Net Interest Income	28,835	27,738	27,506	27,237	27,706
Provision for loan and lease losses	5,369	1,761	3,304	575	4,268
Net Interest Income After Provision for Loan and Lease Losses	23,466	25,977	24,202	26,662	23,438
Noninterest Income
Service charges and fees	2,880	2,615	2,821	2,861	2,855
Loan servicing income	1,195	1,296	1,273	1,068	1,040
Trust fees	2,068	2,021	1,788	2,089	2,055
Brokerage and insurance commissions	883	892	939	820	845
Securities gains, net	648	362	38	31	147
Gain (loss) on trading account securities	(227)	(207)	(185)	(7)	46
Impairment loss on equity securities	(30)	(86)	-	-	-
Gains on sale of loans	480	504	1,527	604	856
Income on bank owned life insurance	380	463	565	595	317
Other noninterest income	41	614	(676)	(145)	(68)
Total Noninterest Income	8,318	8,474	8,090	7,916	8,093
Noninterest Expense
Salaries and employee benefits	14,666	14,793	11,888	14,301	14,210
Occupancy	2,193	2,344	1,961	2,004	2,010
Furniture and equipment	1,771	1,768	1,848	1,669	1,779
Outside services	2,648	2,510	2,544	2,374	2,368
Advertising	1,046	795	948	886	1,039
Other intangibles amortization	236	236	240	241	192
Other noninterest expenses	2,878	3,318	4,105	3,272	3,331
Total Noninterest Expense	25,438	25,764	23,534	24,747	24,929
Income Before Income Taxes	6,346	8,687	8,758	9,831	6,602
Income taxes	1,643	2,420	2,006	2,906	1,965
Income From Continuing Operations	4,703	6,267	6,752	6,925	4,637
Discontinued Operations
Income from operations of discontinued operations	-	-	-	-	2,565
Income taxes	-	-	-	-	1,017
Income From Discontinued Operations	-	-	-	-	1,548
Net Income	$ 4,703	$ 6,267	$ 6,752	$ 6,925	$ 6,185
Earnings per common share-basic	$ 0.29	$ 0.38	$ 0.41	$ 0.42	$ 0.38
Earnings per common share-diluted	$ 0.29	$ 0.38	$ 0.41	$ 0.42	$ 0.37
Earnings per common share from continuingoperations-basic	$ 0.29	$ 0.38	$ 0.41	$ 0.42	$ 0.28
Earnings per common share from continuingoperations-diluted	$ 0.29	$ 0.38	$ 0.41	$ 0.42	$ 0.28
Weighted average shares outstanding-basic	16,316,529	16,378,394	16,481,854	16,447,270	16,451,031
Weighted average shares outstanding-diluted	16,388,885	16,465,985	16,574,540	16,543,635	16,644,286

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Assets
Cash and cash equivalents	$ 41,292	$ 50,141	$ 46,832	$ 31,591	$ 35,721
Securities	795,624	734,690	689,949	648,337	590,194
Loans held for sale	11,437	11,222	12,679	16,267	22,346
Loans and leases:
Held to maturity	2,295,406	2,271,663	2,280,167	2,274,119	2,298,256
Allowance for loan and lease losses	(34,931)	(33,695)	(32,993)	(31,438)	(32,738)
Loans and leases, net	2,260,475	2,237,968	2,247,174	2,242,681	2,265,518
Premises, furniture and equipment, net	118,063	119,542	120,285	119,461	115,885
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	8,434	8,416	8,369	8,378	8,530
Cash surrender value on life insurance	56,430	56,018	55,532	54,936	33,810
Other assets	47,109	42,276	43,099	40,597	42,205
Total Assets	$ 3,379,071	$ 3,300,480	$ 3,264,126	$ 3,202,455	$ 3,154,416

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 383,136	$ 377,709	$ 381,499	$ 367,617	$ 368,234
Savings	894,074	863,067	855,036	850,845	804,949
Brokered time deposits	79,515	89,439	68,984	116,082	119,958
Other time deposits	1,052,160	1,090,724	1,070,780	1,086,732	1,075,024
Total deposits	2,408,885	2,420,939	2,376,299	2,421,276	2,368,165
Short-term borrowings	263,137	226,106	354,146	256,822	274,141
Other borrowings	444,006	380,479	263,607	268,716	268,758
Accrued expenses and other liabilities	35,345	37,103	39,474	33,366	31,709
Total Liabilities	3,151,373	3,064,627	3,033,526	2,980,180	2,942,773
Stockholders’ Equity	227,698	235,853	230,600	222,275	211,643
Total Liabilities and Stockholders’ Equity	$ 3,379,071	$ 3,300,480	$ 3,264,126	$ 3,202,455	$ 3,154,416

Common Share Data
Book value per common share	$ 13.99	$ 14.46	$ 14.04	$ 13.48	$ 12.88
FAS 115 effect on book value per common share	$ (0.07)	$ 0.52	$ 0.37	$ 0.13	$ (0.15)
Common shares outstanding, net of treasury stock	16,270,872	16,312,384	16,427,016	16,492,245	16,437,459

Tangible Capital Ratio(1)	5.50%	5.88%	5.78%	5.62%	5.35%

(1) Total stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended For the Six Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007

Average Balances
Assets	$ 3,354,880	$ 3,158,088	$ 3,312,207	$ 3,115,713
Loans and leases	2,286,392	2,302,037	2,285,513	2,258,445
Deposits	2,396,963	2,348,386	2,367,799	2,309,532
Earning assets	3,057,505	2,857,840	3,015,860	2,823,964
Interest bearing liabilities	2,712,487	2,524,956	2,675,224	2,491,376
Stockholders’ equity	234,005	211,639	234,574	210,489
Tangible stockholders’ equity	193,950	169,641	194,274	168,605

Earnings Performance Ratios
Annualized return on average assets	0.56%	0.79%	0.67%	0.77%
Annualized return on average equity	8.08	11.72	9.40	11.45
Annualized return on average tangible equity	9.75	14.62	11.36	14.30
Annualized net interest margin(1)	3.92	4.02	3.90	4.03
Efficiency ratio(2)	67.92	68.39	68.96	68.62

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007

Average Balances
Assets	$ 3,354,880	$ 3,269,534	$ 3,211,155	$ 3,176,715	$ 3,158,088
Loans and leases, net of unearned	2,286,392	2,284,634	2,283,591	2,287,264	2,302,037
Deposits	2,396,963	2,338,634	2,409,315	2,415,158	2,348,386
Earning assets	3,057,505	2,974,215	2,910,942	2,890,761	2,857,840
Interest bearing liabilities	2,712,487	2,637,962	2,571,327	2,558,460	2,524,956
Stockholders’ equity	234,005	235,144	225,945	216,038	211,639
Tangible stockholders’ equity	193,950	194,600	184,871	174,637	169,641

Earnings Performance Ratios
Annualized return on average assets	0.56%	0.77%	0.83%	0.86%	0.79%
Annualized return on average equity	8.08	10.72	11.86	12.72	11.72
Annualized return on average tangible equity	9.75	12.95	14.49	15.91	14.62
Annualized net interest margin(1)	3.92	3.88	3.87	3.87	4.02
Efficiency ratio(2)	67.92	70.02	64.54	68.58	68.39

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	The Six Months	the Year	The Six Months	the Year
	Ended	Ended	Ended	Ended
	6/30/2008	12/31/2007	6/30/2007	12/31/2006
Loan and Lease Data
Commercial and commercial real estate	$ 1,628,589	$ 1,632,597	$ 1,638,076	$ 1,483,738
Residential mortgage	210,670	217,044	224,851	225,343
Agricultural and agricultural real estate	240,300	225,663	228,968	233,748
Consumer	212,238	199,518	198,496	194,652
Direct financing leases, net	7,489	9,158	11,983	14,359
Unearned discount and deferred loan fees	(3,880)	(3,813)	(4,118)	(3,995)
Total loans and leases	$ 2,295,406	$ 2,280,167	$ 2,298,256	$ 2,147,845

Asset Quality
Nonaccrual loans	$ 42,857	$ 30,694	$ 18,834	$ 8,104
Loans and leases past due ninety days or more as to interest or principal payments	51	1,134	225	315
Other real estate owned	4,196	2,195	1,941	1,575
Other repossessed assets	419	438	367	349
Total nonperforming assets	$ 47,523	$ 34,461	$ 21,367	$ 10,343

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 32,993	$ 29,981	$ 29,981	$ 27,791
Provision for loan and lease losses from continuingoperations	7,130	10,073	6,194	3,883
Provision for loan and lease losses from discontinuedoperations	-	-	-	(5)
Loans charged off	(5,876)	(8,564)	(4,404)	(3,989)
Recoveries	684	1,641	1,105	1,733
Additions related to acquired bank	-	-	-	591
Reductions related to discontinued operations	-	(138)	(138)	(23)
Balance, end of period	$ 34,931	$ 32,993	$ 32,738	$ 29,981

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	1.87%	1.40%	0.83%	0.39%
Ratio of nonperforming assets to total assets	1.41	1.06	0.68	0.34
Ratio of net loan chargeoffs to average loans and leases	0.23	0.30	0.14	0.11
Allowance for loan and lease losses as a percent ofloans and leases	1.52	1.45	1.42	1.40
Allowance for loan and lease losses as a percent of nonperforming loans and leases	81.41	103.66	171.77	356.11

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	6/30/2008 6/30/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$642,011	$7,885	4.94%	$457,093	$5,267	4.62%
Nontaxable(1)	152,470	2,468	6.51	130,592	2,191	6.73
Total securities	794,481	10,353	5.24	587,685	7,458	5.09
Interest bearing deposits	395	2	2.04	804	8	3.99
Federal funds sold	9,313	51	2.20	-	-	-
Loans and leases:
Commercial and commercial real estate(1)	1,614,240	26,626	6.63	1,619,230	32,244	7.99
Residential mortgage	218,908	3,508	6.45	247,491	4,208	6.82
Agricultural and agricultural real estate(1)	239,105	4,340	7.30	227,382	4,648	8.20
Consumer	206,227	4,897	9.55	195,322	5,146	10.57
Direct financing leases, net	7,912	115	5.85	12,612	189	6.01
Fees on loans	-	1,228	-	-	1,484	-
Less: allowance for loan and lease losses	(33,076)	-	-	(32,686)	-	-
Net loans and leases	2,253,316	40,714	7.27	2,269,351	47,919	8.47
Total earning assets	3,057,505	$51,120	6.72%	2,857,840	$55,385	7.77%
Nonearning Assets	297,375			300,248
Total Assets	$3,354,880			$3,158,088
Interest Bearing Liabilities
Interest bearing deposits
Savings	$876,075	$3,763	1.73%	$822,832	$5,678	2.77%
Time, $100,000 and over	295,184	3,017	4.11	290,014	3,556	4.92
Other time deposits	860,375	8,877	4.15	879,375	10,316	4.71
Short-term borrowings	253,789	1,087	1.72	319,584	3,970	4.98
Other borrowings	427,064	4,593	4.33	213,151	3,240	6.10
Total interest bearing liabilities	2,712,487	21,337	3.16	2,524,956	26,760	4.25
Noninterest Bearing Liabilities
Noninterest bearing deposits	365,329			356,165
Accrued interest and other liabilities	43,059			65,328
Total noninterest bearing liabilities	408,388			421,493
Stockholders’ Equity	234,005			211,639
Total Liabilities and Stockholders’ Equity	$3,354,880			$3,158,088
Net interest income(1)		$29,783			$28,625
Net interest spread(1)			3.56%			3.52%
Net interest income to total earning assets(1)			3.92%			4.02%
Interest bearing liabilities to earning assets	88.72%			88.35%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	6/30/2008 6/30/2007
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$599,435	$14,500	4.86%	$465,742	$10,564	4.57%
Nontaxable(1)	149,206	4,889	6.59	130,830	4,406	6.79
Total securities	748,641	19,389	5.21	596,572	14,970	5.06
Interest bearing deposits	414	7	3.40	642	18	5.65
Federal funds sold	14,159	182	2.58	-	-	-
Loans and leases:
Commercial and commercial real estate(1)	1,618,875	55,223	6.86	1,581,298	62,810	8.01
Residential mortgage	221,905	7,209	6.53	245,219	8,330	6.85
Agricultural and agricultural real estate(1)	234,035	8,664	7.44	224,508	9,078	8.15
Consumer	202,348	9,828	9.77	194,251	10,131	10.52
Direct financing leases, net	8,350	248	5.97	13,169	389	5.96
Fees on loans	-	2,610	-	-	2,911	-
Less: allowance for loan and lease losses	(32,867)	-	-	(31,695)	-	-
Net loans and leases	2,252,646	83,782	7.48	2,226,750	93,649	8.48
Total earning assets	3,015,860	$103,360	6.89%	2,823,964	$108,637	7.76%
Nonearning Assets	296,347			291,749
Total Assets	$3,312,207			$3,115,713
Interest Bearing Liabilities
Interest bearing deposits
Savings	$852,032	$7,798	1.84%	$813,402	$11,111	2.75%
Time, $100,000 and over	301,972	6,564	4.37	270,687	6,546	4.88
Other time deposits	852,841	18,391	4.34	873,802	20,191	4.66
Short-term borrowings	277,703	3,273	2.37	316,806	7,781	4.95
Other borrowings	390,676	8,870	4.57	216,679	6,563	6.11
Total interest bearing liabilities	2,675,224	44,896	3.37	2,491,376	52,192	4.22
Noninterest Bearing Liabilities
Noninterest bearing deposits	360,954			351,641
Accrued interest and other liabilities	41,455			62,207
Total noninterest bearing liabilities	402,409			413,848
Stockholders’ Equity	234,574			210,489
Total Liabilities and Stockholders’ Equity	$3,312,207			$3,115,713
Net interest income(1)		$58,464			$56,445
Net interest spread(1)			3.52%			3.54%
Net interest income to total earning assets(1)			3.90%			4.03%
Interest bearing liabilities to earning assets	88.71%			88.22%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Six Months Ended 6/30/2008	As of and For the Year Ended 12/31/2007	As of and For the Six Months Ended 6/30/2007	As of and For the Year Ended 12/31/2006
Total Assets
Dubuque Bank and Trust Company	$1,035,876	$976,489	$833,975	$843,282
New Mexico Bank & Trust	702,549	672,863	671,766	638,712
Rocky Mountain Bank	452,121	427,437	436,832	438,972
Wisconsin Community Bank	396,439	399,532	423,331	413,108
Riverside Community Bank	246,414	225,206	212,450	199,483
Galena State Bank & Trust Co.	216,920	215,698	208,853	219,863
Arizona Bank & Trust	227,704	222,576	237,301	223,567
First Community Bank	123,367	127,305	119,483	118,010
Summit Bank & Trust	58,162	46,668	40,705	21,590
Minnesota Bank & Trust	16,537	-	-	-
Total Deposits
Dubuque Bank and Trust Company	$679,235	$670,257	$618,630	$636,527
New Mexico Bank & Trust	488,834	459,530	473,438	437,708
Rocky Mountain Bank	327,772	305,933	324,151	335,053
Wisconsin Community Bank	289,389	321,647	337,323	336,015
Riverside Community Bank	181,517	187,052	171,209	162,319
Galena State Bank & Trust Co.	179,877	177,040	178,110	178,388
Arizona Bank & Trust	169,629	155,093	194,806	176,438
First Community Bank	101,677	103,602	98,854	95,287
Summit Bank & Trust	33,167	30,860	23,534	6,514
Minnesota Bank & Trust	708	-	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.58%	1.34%	1.26%	1.45%
New Mexico Bank & Trust	1.12	1.48	1.28	1.21
Rocky Mountain Bank	0.76	1.51	1.66	1.18
Wisconsin Community Bank	0.64	0.62	0.49	0.53
Riverside Community Bank	0.56	0.55	0.36	0.64
Galena State Bank & Trust Co.	1.40	0.92	0.24	1.35
Arizona Bank & Trust	(1.80)	(0.08)	0.08	0.47
First Community Bank	0.77	1.30	1.35	1.01
Summit Bank & Trust	(3.81)	(2.43)	(3.09)	(6.31)
Minnesota Bank & Trust	(8.65)	-	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.55%	3.40%	3.48%	3.61%
New Mexico Bank & Trust	4.61	4.80	4.76	5.05
Rocky Mountain Bank	4.36	4.76	4.73	5.16
Wisconsin Community Bank	3.68	3.45	3.62	3.83
Riverside Community Bank	3.24	3.39	3.62	3.71
Galena State Bank & Trust Co.	3.47	3.40	3.50	3.45
Arizona Bank & Trust	4.05	4.56	4.90	4.92
First Community Bank	3.60	3.80	3.94	3.95
Summit Bank & Trust	4.24	5.10	6.17	6.98
Minnesota Bank & Trust	2.25	-	-	-
Net Income (Loss)
Dubuque Bank and Trust Company	$7,737	$11,907	$5,438	$11,990
New Mexico Bank & Trust	3.817	8,727	4,106	6,873
Rocky Mountain Bank	1,670	6,622	3,683	4,840
Wisconsin Community Bank	1,265	2,355	1,005	2,109
Riverside Community Bank	658	1,055	361	1,252
Galena State Bank & Trust Co.	1,509	1,895	259	3,167
Arizona Bank & Trust	(1,987)	(154)	90	902
First Community Bank	470	1,476	790	1,197
Summit Bank & Trust	(965)	(965)	(498)	(1,220)
Minnesota Bank & Trust	(711)	-	-	-

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 6/30/2008	As of 12/31/2007	As of 6/30/2007	As of 12/31/2006
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$656,649	$637,782	$629,792	$581,166
New Mexico Bank & Trust	452,595	455,383	451,046	410,438
Rocky Mountain Bank	323,487	316,776	314,995	309,943
Wisconsin Community Bank	284,000	285,010	319,088	272,407
Riverside Community Bank	158,296	146,925	141,191	137,102
Galena State Bank & Trust Co.	134,939	144,152	151,956	158,222
Arizona Bank & Trust	142,521	160,309	164,685	160,614
First Community Bank	76,994	84,475	83,687	81,498
Summit Bank & Trust	42,423	27,493	31,993	14,953
Minnesota Bank & Trust	611	-	-	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$8,072	$7,827	$7,813	$7,235
New Mexico Bank & Trust	6,462	6,079	5,842	5,352
Rocky Mountain Bank	4,774	4,061	4,287	4,044
Wisconsin Community Bank	4,719	4,520	5,452	4,570
Riverside Community Bank	2,089	1,885	1,769	1,747
Galena State Bank & Trust Co.	1,709	1,830	2,032	2,049
Arizona Bank & Trust	3,433	3,605	2,404	2,133
First Community Bank	1,327	1,179	1,099	1,182
Summit Bank & Trust	601	367	401	192
Minnesota Bank & Trust	8	-	-	-
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$3,778	$3,344	$801	$1,216
New Mexico Bank & Trust	4,061	1,130	1,492	2,206
Rocky Mountain Bank	6,773	2,099	1,736	822
Wisconsin Community Bank	11,289	12,152	12,950	1,966
Riverside Community Bank	2,664	2,671	477	602
Galena State Bank & Trust Co.	3,135	1,707	462	370
Arizona Bank & Trust	6,639	5,541	107	254
First Community Bank	2,555	1,312	468	588
Summit Bank & Trust	1,390	1,376	-	-
Minnesota Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.23%	1.23%	1.24%	1.24%
New Mexico Bank & Trust	1.43	1.33	1.30	1.30
Rocky Mountain Bank	1.48	1.28	1.36	1.30
Wisconsin Community Bank	1.66	1.59	1.71	1.68
Riverside Community Bank	1.32	1.28	1.25	1.27
Galena State Bank & Trust Co.	1.27	1.27	1.34	1.30
Arizona Bank & Trust	2.41	2.25	1.46	1.33
First Community Bank	1.72	1.40	1.31	1.45
Summit Bank & Trust	1.42	1.33	1.25	1.28
Minnesota Bank & Trust	1.31	-	-	-